 Registration No. 333-_________

As filed with the Securities and Exchange Commission on August 9, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEANT CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	2600 (Primary Standard Industrial Classification Code Number)	38-3993849 I.R.S. Employer Identification Number

Kiranthidiya road 114, Beruwala, Sri Lanka, 12070

Phone: +17027510467

E-mail: office@geantcorp.com

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

BUSINESS FILINGS INCORPORATED.

 311 S Division Street, Carson City, NV 89703

Tel: 608-827-5300

 (Address, including zip code, and telephone number,

Including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Type of Each Class of Securities to be Registered	Amount to be Registered	(1)	Proposed Maximum Offering Price Per Share	(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000		$0.04		$80,000	$8.06
TOTAL	2,000,000		$-		$80,000	$8.06

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

GEANT CORP.

2,000,000 Shares of Common Stock

$0.04 per share

This is the underlying offering of common stock of Geant Corp., and no public market currently exists for the securities being offered. A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are putting forth on a a best-effort basis 2,000,000 shares of common stock at a cost of $0.04 per offer in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise a sufficient amount to cover our expenses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public with no commission or other remuneration payable to him for any shares he may sell. Mr. Sudusinghe will sell all the shares registered herein. In offering the securities for our behalf, he will depend on the sheltered harbor from merchant enlistment set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at an altered cost of $0.04 per offer for a time of one hundred and eighty (180) days from the viable date of this prospectus. The offering should end on the prior of (i) the date when the offer of every one of the 2,000,000 shares is finished, (ii) when the Board of Directors concludes that it is to the greatest advantage of the Company to end the offering earlier the fruition of the offer of each of the 2,000,000 shares enrolled under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the powerful date of this prospectus. The offering will not be developed past 180 days from viability.

All acknowledged membership understandings are irreversible. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Geant Corp. currently has limited operation. Any investment in the shares offered herein involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 9 through 15 before buying any shares of Geant Corp.’s common stock. Our independent registered public accountant has issued an audit opinion for Geant Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

Any assets got, as a piece of this offering will be instantly stored into the Company’s financial balance. This record is under the Control of the Company and just Mr. Sudusinghe, our Chief Executive Officer, Chief Financial Officer and President, will have the ability to approve an arrival of assets from this record. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. By putting the returns of this offering in a different financial balance controlled by the Company, the returns will be promptly accessible to us for general business purposes and also to proceed with our business and operations. In the event that we fail to rise enough capital to start operations investors may lose their whole investment and will not be qualified for a discount.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2016

TABLE OF CONTENTS

7.  THE 7OFFERING

9.  RISK FACTORS

16.  USE OF PROCEEDS

16.  DETERMINATION OF OFFERING PRICE

17.  DILUTION

19.  PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

20.  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

24.  DESCRIPTION OF BUSINESS

28.  MANAGEMENT

29.  EXECUTIVE COMPENSATION

30.  PRINCIPAL STOCKHOLDERS

31.  DESCRIPTION OF SECURITIES

33.  RELATED PARTY TRANSACTIONS

33.  EXPERTS

33.  LEGAL MATTERS

34.  FINANCIAL STATEMENTS

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “GEANT CORP.” REFERS TO GEANT CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 9 and 16, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on February 26, 2016 to start business operations concerned with production of paper made from elephant dung for making various stationery products and subsequent selling thereof. For these purposes we will use equipment purchased from 3B Industrial Machines Ltd. Our office is located at Kiranthidiya road 114, Beruwala, Sri Lanka, 12070. Our phone number is +17027510467.

We have started business operations concerned with the production of paper made from elephant dung for making various stationery products made from this paper and distribution thereof primarily in Shri Lanka and neighboring countries. Geant Corp. has generated no revenues since incorporation. As of the day of this filing the Company has signed a sales contract with Elpaper Market Ltd. for the minimum purchasing capacity of $4,000 for future selling of paper, the goods sales agreement is filed as Exhibit 10.2 to the Registration Statement. Our only employee is our sole director and officer, Mr. Suneetha Nandana Silva Sudusinghe and he will be devoting approximately 75% of his time to our operations.

We require a base subsidizing of around $20,000 to direct our business throughout the following 12 months, and on the off chance that we cannot get this level of financing our director has verbally agreed to loan needed funds to us. The Company is utilizing and will continue utilize funds from our sole officer and director who has verbally agreed to get an interest-free loan as indicated by a verbal agreement finished up between Mr.Sudusinghe and Geant Corp., which is recorded as Exhibit 10.1. The amount of the verbal agreement is $50,000. In case of offering under half, for instance 30%, 25%, 10% or 5% of the offered shares from this offering the Company will receive an interest-free loan from Suneetha Nandana Silva Sudusinghe.

We are a company that has no revenues since incorporation and limited operations; we have assets as represented by a Hollander beater machine by 3B Industrial Machines Ltd., a purchased webpage (www.geantcorp.com) and have incurred losses of $433 since inception. Our financial statements for the period from February 26, 2016 (date of inception) to May 31, 2016, report no revenues. Our independent registered public accountant has issued an audit opinion for Geant Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISKS ASSOCIATED WITH OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 13 and 15 of this prospectus.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

To date, the only operations we have engaged in are the purchase of a Hollander beater machine (by 3B Industria Machines Ltd.) and subsidiary raw materials in China (main raw material we purchase in India), the purchase of a webpage (www.geantcorp.com), development of a business plan and the Company started its production process. As of the day of this filing the Company has signed a sales contract with Elpaper Market Ltd. for the minimum purchasing capacity of $4,000 for future selling of paper. We intend to use the net proceeds from this offering to enhance our production capacities and expand geographically our business operations (See “Description of Business” and “Use of Proceeds”).

Continues from this offering are required for us to continue with our business plan throughout the following twelve months. We require least subsidizing of roughly $20,000 to lead our proposed operations and pay all costs for a base time of one year incorporating costs connected with this offering and keeping up a reporting status with the SEC. On the off chance that we can not get least subsidizing of around $20,000, we plan to get an interest-free loan from Suneetha Nandana Silva Sudusinghe as indicated by a verbal agreement closed between Mr. Sudusinghe and Geant Corp., which is recorded as Exhibit 10.1. The amount of the verbal agreement is $50,000.

Even if we raise $20,000 from this offering or more, we may need more funds to develop growth scheme and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	GEANT CORP.
The offering:	Self-underwritten, best efforts offering with no minimum subscription requirement.
Securities Being Offered:	2,000,000 shares of common stock
Total Amount Of Shares Of Common Stock Outstanding After The Present Offering:	4,000,000 shares
Price Per Share:	$0.04
No Revocation:

Once you submit a subscription agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Duration of the Offering:

The shares will be offered for a time of one hundred and eighty (180) days from the successful date of this prospectus. The offering should end on the prior of (i) the date when the offer of every one of the 2,000,000 shares is finished, (ii) when the Board of Directors concludes that it is to the greatest advantage of the Company to end the offering earlier the culmination of the offer of each of the 2,000,000 shares enrolled under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the compelling date of this prospectus. The Company will convey stock testaments owing to shares of common stock acquired straightforwardly to the buyers inside thirty days (30) of the end of the advertising.

Gross Proceeds if 100% of the Shares Are Sold	$80,000
Gross Proceeds if 75% of the Shares Are Sold	$60,000
Gross Proceeds if 50% of the Shares Are Sold Gross Proceeds if 25% of the Shares Are Sold Gross Proceeds if 10% of the Shares Are Sold	$40,000 $20,000 $8,000 Further more, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:	There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held exclusively by our sole officer and executive Suneetha Nandana Silva Sudusinghe.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Address:	Kiranthidiya road 114, Beruwala, Sri Lanka, 12070
Telephone Number:	+17027510467

Selected financial data

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from February 26, 2016 (date of inception) to May 31, 2016, included on Pages F-1-F-9 in this prospectus.

As of May 31, 2016 (Audited)

Balance Sheet
Total Assets	$4,947
Total Liabilities	$3,380
Stockholders’ Equity	$1,567
Period from February 26, 2016 (date of inception) to May 31, 2016
Income Statement
Gross profit	$-
Total Expenses	$433
Net Loss	$(433)

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

•         The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•         The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

•         The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•         The date on which such issuer is deemed to be a `large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•         A requirement to have only two years of audited financial statements and only two years of related MD&A;

•         Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•         Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•         No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company.”

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The data contained in this prospectus, including the documents consolidated by reference into this prospectus, incorporates a few proclamations that are not simply verifiable or do not identify with present actualities or conditions which might be considered as forward-looking statements. Such forward-looking statements incorporate, yet are not restricted to, proclamations with respect to our Company and administration’s desires, trusts, convictions, aims or techniques in regards to the future, including our budgetary standing, consequences of operations, and the normal effect of the offering on the gatherings’ individual and consolidated money related execution. Moreover, any announcements that allude to projections, conjectures or different portrayals of future occasions or circumstances, including any hidden suspicions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and comparative expressions, or the negatives of such terms, may recognize forward-looking statements, yet the nonappearance of these words does not imply that an announcement is not forward-looking.

The forward-looking statements contained in this prospectus depend on current desires and convictions concerning future improvements and the potential impacts on the gatherings and the exchange. There can be no confirmation that future advancements really influencing us will be those foreseen. These forward-looking statements include various dangers, vulnerabilities (some of which are past the gatherings’ control) or different suspicions that may bring about genuine results or execution to be tangibly unique in relation to those communicated or inferred by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business performance and financial standing could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

We have limited operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on February 26, 2016 and have limited operations. We have generated no revenues. Our net loss from inception to May 31, 2016 is $433. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to obtain funding under the verbal agreement concluded with Mr. Sudusinghe, which is filed as Exhibit 10.1. The amount of the verbal agreement is $50,000.

In particular, additional capital may be required in the case if:

-         The actual expenditures required to be made are at or above the higher range of our estimated expenditures;

-         We incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;

-         We incur delays and additional expenses related to the production of our product or a commercial market for our product; or

-         We are unable to create a substantial market for our product; or we incur any significant unanticipated expenses.

The case of any of the previously stated occasions could substantially unfavorably influence our capacity to meet our strategies for success and accomplish a beneficial level of operations.

Some of the existing companies that engage in application of dung products and sales thereof have a greater more established outlet than us.

There are couple of hindrances of passage in the assembling and offer of keepsakes from dung, endowments and other handcrafted items, one of them being rivalry, which is not extremely high, but still substantial. There are a few companies offering the same sort of items. Among these one should mention the Poopoopaper (poopoopaper.com), ecoMaximus (ecomaximus.com) and Haathi Chaap (elephantpoopaper.com). We will be in direct competition with them. Since they have some years of experience these companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.

We have no revenues and our ability to sustain our operations is dependent on our ability to rise financing. Our independent registered public accountant has expressed doubt about our ability to continue as a going concern.

We have incurred net losses of $433 for the period from our inception on February 26, 2016 to May 31, 2016, and have no revenues. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the production and distribution of our products. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. We do, however, anticipate that we will require approximately $20,000 over the next 12 months in order to continue operations. These factors raise doubt that we will be able to continue as a going concern. Auditor George Stewart, CPA our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern in its audit report. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we plan to receive an interest-free loan from Suneetha Nandana Silva Sudusinghe; otherwise we will not be able to complete our business plan. You should consider our independent registered public accountant’s report when determining if an investment in Geant Corp. is suitable.

We require minimum funding of approximately $20,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, we will obtain funding under the verbal agreement concluded with Mr. Sudusinghe, which is filed as Exhibit 10.1. The amount of the verbal agreement is $50,000.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

The effect of the recent economic crisis may impact our business performance or financial standing.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. One of the core markets for our products is the tourist. Hence success of our business depends greatly on how these macroeconomic developments may affect the tourism industry. A slow or uneven pace of economic recovery would negatively affect our ability to start our production and distribution business and obtain financing.

Further, main raw materials for our products are currently procured from Indian Elephant Orphanage and, there should not be an interruption in the supply of raw materials, so we can product our product without any delay.

By any force major сircumstances the number of tourists who come to Shri Lanka will decrease.

There could be some natural disaster or any other forse major circumstances that can affect on tourism industry. Due to the fact we depend on the number of coming tourists this factor may affect on the number of our sales. A slowdown of number of coming tourists would negatively affect on our business.

If elephants got sick or they could endanger on the health of tourists, all these would affect on our business.

Elephants can get sick and because of that their dung (our raw material) сould be unfit for the production. Furthermore elephants can be carriers of disease that can have bad influence on the health of people. This can affect on the number of coming tourists therefore on the number of sales.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial standing, cash flows and prospects could be materially affected.

We operate in a competitive environment. Our competition includes several midsized companies with similar products who manufacture and distribute at competitive prices (PooPooPaper, ecoMaximus, Haathi Chaap). This competitive environment could materially adversely affect our business, financial standing, cash flows and prospects.

Because we will order our secondary materials for production from overseas, a disruption in the delivery of imported products may have a greater effect on us than on our competitors.

We will import main raw materials from India and subsidiary raw materials from China. Therefore we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who product and/or warehouse products in Shri Lanka. Deliveries of our subsidiary raw materials may be disrupted through factors such as:

- Raw material shortages, work stoppages, strikes and political unrest;

- Fuel price increases;

- Problems with ocean shipping, including work stoppages and shipping;

- Container shortages;

- Increased inspections of import shipments or other factors causing delays in shipments; and

- Economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allow them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

Because our sole officer and director owns 100% of the Company’s shares and will own 50% or more of our outstanding common stock upon completing this offering, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

As of the date of this prospectus, Mr. Sudusinghe, our sole officer and director, owns 100% of the Company’s shares and will own 50% of our common stock if all of the shares registered as part of this offering are sold. As a result, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Sudusinghe may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

If Suneetha Nandana Silva Sudusinghe, our current sole officer and director, should resign or die, we will not have a chief executive officer, which could result in the cessation of our operation. If that should happen, you could lose your investment.

We extremely depend on the services of our sole officer and director, Suneetha Nandana Silva Sudusinghe, for the future success of our business. The loss of the services of Suneetha Nandana Silva Sudusinghe could have an adverse effect on our business performance and financial standing. If he should resign or die, we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that case it is possible you could lose your entire investment.

Because our principal assets are located outside of the United States and Suneetha Nandana Silva Sudusinghe, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Mr. Sudusinghe, or to enforce a judgment rendered by a United States court against us or Mr. Sudusinghe.

Our principal operations and assets are located outside of the United States, and Suneetha Nandana Silva Sudusinghe, our sole officer and director, is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Sudusinghe in the United States, and it may be difficult to enforce any judgment rendered against Mr. Sudusinghe.  Accordinly, it may be difficult or impossible for an investor to bring an action against Mr. Sudusinghe, in the case that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Shri Lanka may render that investor as unable to enforce a judgment against the assets of Mr. Sudusinghe. As a result, our shareholders may have more difficulties in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Further, since our assets are located outside the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. Accordingly, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtain a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  As a result, if we file for bankruptcy protection or creditors against us file a petition for involuntary bankruptcy, your funds will become a part of the bankruptcy estate and administered according to the bankruptcy laws. If creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

You may not renounce your membership understanding once it is acknowledged by the Company or get a discount of any assets progressed regarding your acknowledged membership ascension and therefore, you may lose all or a portion of your interest in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable.  The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering.  The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives.  Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Risks Associated with our Common Stock

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities. Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

We determined the initial offering price of $0.04 per share of the common stock offered pursuant to this prospectus arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price, which you paid, you may not be able to re-sell our common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock begin trading on the Bulletin Board, there is a inconstancy associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts’ estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

Further more, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise discharged from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulties in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulties selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the SEC declares the Registration Statement relating to this prospectus effective. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the Registration Statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 2,000,000 shares of our common stock since our inception on February 26, 2016. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% respectively of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

	25% of offering the ($20,000)	50% of offering the ($40,000)	75% of offering the ($60,000)	100% of offering the ($80,000)
Gross proceeds	$20,000	$40,000	$60,000	$80,000
Registration Costs	$7,000	$7,000	$7,000	$7,000
Net proceeds	$13,000	$33,000	$53,000	$73,000
The net proceeds will be used as follows
Legal and Professional fees	$7,000	$7,000	$7,000	$7,000
Hollander beater machine	-	$6,000	$10,500	$15,000
Additional equipment materials	$600	$2,300	$3,900	$5700
Operating supply	$200	$1,000	$2,500	$5,000
Raw materials	$4,800	$10,500	$18,800	$20,600
Website development	-	$400	$800	$1,500
Office set-up	-	$2,400	$3,800	$6,200
Marketing campaign	$300	$1,000	$1,500	$3,000
Hire workers	-	$2,400	$4,200	$9,000

The above figures describe only exemplary costs. All receipts will be deposited into our corporate financial balance. If we rise less than 25% of the offering proceeds the only expected source of funds to commence planned business activities is a loan from our director. Suneetha Nandana Silva Sudusinghe, our sole officer and director, has agreed to loan the company funds to complete the registration process and to maintain a reporting status with the SEC. No proceeds from this offering will be used to repay Mr. Sudusinghe for any funds advanced for the purpose of completing the registration process. We will require a minimum funding of approximately $20,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

                                                                          DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Among the factors considered were:

•         Our lack of operating history;

•         The proceeds to be raised by the offering;

•         The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and

•         Our relative cash requirements.

                                                                                                        DILUTION

The price of the current offering is fixed at $0.04 per share. This price is significantly higher than the price paid by the Company’s sole officer and director, Suneetha Nandana Silva Sudusinghe, for common equity since the Company’s inception on February 2, 2016. Mr. Sudusinghe paid $.001 per share for the 2,000,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of May 31, 2016, the net tangible book value was $1,567 or $0.001 and the net tangible book value per share was $0.001 based upon 2,000,000 shares outstanding.

If 100% of shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $74,567 or approximately $0.0186 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0176 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.04 per share to $0.086 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 50.00% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.04 per share. Our existing stockholders will own 50.00% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,000 or $0.001 per share.

If 75% of shares are sold:

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $54,567 or approximately $0.0156 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0146 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution per share from $0.04 per share to $0.0156 per share.

After completion of this offering investors in the offering will own 42.86% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.04 per share. Our existing stockholders will own 57.14% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,000 or $0.001 per share.

If 50% of shares are sold:

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $34,567 or approximately $0.0115 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0105 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution per share from $0.04 per share to $0.0115 per share.

After completion of this offering investors in the offering will own 33.33% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.04 per share. Our existing stockholders will own 66.67% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0186
Increase to present stockholders in net tangible book value per share after offering	$0.0176
Number of shares outstanding before the offering	2,000,000
Number of shares after offering assuming the sale of the maximum number of shares	4,000,000
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.04
Dilution per share	$0.0214
Capital contributions	$80,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	2.44%
Percentage of capital contributions by new investors	97.56%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.04
Dilution per share	$0.0244
Capital contributions	$60,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	3.23%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	42.86%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.04
Dilution per share	$0.0285
Capital contributions	$40,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	4.76%
Percentage of capital contributions by new investors	95.24%
Percentage of ownership after offering	33.33%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Geant Corp. has 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. Sudusinghe will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Sudusinghe is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Sudusinghe will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on transactions in our securities. Mr. Sudusinghe is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sudusinghe will continue to perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sudusinghe will not and has not participated in selling an offering of securities for any issuer more than once every 12 months.

Geant Corp. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, there is no guarantee that a market marker will file an application on our behalf, and even if an application is filed; there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if a qualification requirement is available and with which Geant Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Geant Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $7,000.

Offering Period and Expiration Date

This offering will start on the date that this Registration Statement is declared effective by the SEC and continue for a period of one hundred and eighty (180) days. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. We will not accept any money until the SEC declares this Registration Statement effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•         Execute and deliver a subscription agreement; and

•         Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Geant Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty days (30) of the close of the offering.

All accepted subscription agreements are irrevocable.  Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We have only recently started our operations. Since incorporation we have generated no incomes from our business operations. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Suneetha Nandana Silva Sudusinghe, our sole officer and director, who has concluded a verbal agreement with Geant Corp., which is recorded as Exhibit 10.1, to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. The amount of the verbal agreement is $50,000. From the period of inception (February 26, 2016) to May 31, 2016 Mr. Sudusinghe advanced to the Company $3,100 pursuant to the verbal agreement.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenues. Our only sources for cash at this time are selling our dung paper products to the customers, proceeds from this offering or funds obtained under a verbal agreement concluded between Mr. Sudusinghe and Geant Corp., which is recorded as Exhibit 10.1. The amount of the verbal agreement is $50,000.

We were incorporated in the State of Nevada on February 26, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have purchased Hollander beater machine ($1,185), stainless steel drum ($200), plastic barrel drums ($300) and $830 worth of subsidiary raw materials, totaling to $2,915 (transportation and VAT incl.), and a webpage (www.geantcorp.com). From February 26, 2016 (inception) to May 31, 2016, we have incurred accumulated net losses of $433. As of May 31, 2016, we had total assets of $4,947, and total liabilities of $3,380, respectively. Our business office is located at: Kiranthidiya road 114, Beruwala, Sri Lanka, 12070. To meet our needs for cash we are attempting to raise money from this offering and sell our dung paper products. If we are unable to successfully find additional customers who will buy our paper products from us, we may quickly use up the proceeds from Suneetha Nandana Silva Sudusinghe, our sole officer and director, who has concluded a verbal agreement with Geant Corp., which is filed as Exhibit 10.1. The amount of the verbal agreement is $50,000.

Our business is the production of paper made from elephant dung for making different stationery products and distribution thereof. We are able to product dung paper for making stationery products and tourist souvenirs. We have no revenues since incorporation and our principal business activities to date also consist of creating a business plan, developing our prospective webpage (costing between $400 - $1,500), and purchasing a Hollander beater machine ($1,185) and subsidiary raw materials ($830), totaling to $2,915 (transportation and VAT incl.) from a Chinese company, 3B Industrial Machines Ltd.

We are planning to purchase our main raw material (elephant dung) from Indian Elephant Orphanage situated in Pinnawala, Sri Lanka. Elephants, which live there, will provide us with main necessary raw materials. We are planning to buy raw materials in price $600 per tonne. We think this volume of raw materials will be enough for the first several months when we will fix up our production. The process of the paper production is simple. All paper is made from a pulp mixture derived from fiber materials. The most common papers today come from wood fiber pulp from cut trees, in accordance to this fact we choose elephant dung. Firstly elephant dung fiber is collected from the Indian Elephant Orphanage. Cleaning and boiling are important stages in the dung papermaking process. All non-fiber materials are removed as much as possible at this point so that all that remains are actual fiber materials. The fibers are then “boiled to a pulp” for 4-6 hours. The boiling process occurs at 90-100 degrees Celsius in order to ensure that the protein based cells of any bacteria are destroyed by extreme heating. Our cleaning and boiling processes use no chemicals or other cleansing agents we use only water. The boiled pulp is then put through pulp beaters. Colors or dyes are added when the pulp is beaten in the beater. Then the pulp is mixed with water, and lifted up on flat sieves. Then paper must dry so it is poured into special molds to dry into reams of paper. After a couple of days the product is almost ready. Once the paper has been dried, it is either smoothened by stones to make it smooth and usable. In the end of our process we receive dung paper.

If we will sell 25% of shares from this offering we plan to focus our efforts on the production of the paper. In this case we do not plan to spend monies for the development of our website, to set up our office or to hire additional workers to help our sole officer and director Suneetha Nandana Silva Sudusinghe with the operation of Hollander beater machines. As of the day of this filing Geant Corp. has purchased a Hollander beater machine and subsidiary raw materials from Chinese vendor under the purchase agreement filed as Exhibit 10.3 to this Registration Statement. We do not plan to buy an additional Hollander beater machine, if we sell only 25% of shares from this offering.

Depending on the amount of investments raised as a result of this offering we plan to purchase additionally four, seven or ten Hollander beater machines with sufficient operating supplies for them. Upon completion of our public offering and depending on the amount of investments raised, our specific goal is profitably to sell paper dung products in Shri Lanka. Our plan of operations is as follows:

Completion of our public offering

We expect to complete our public offering within 180 days after the effectiveness of our Registration Statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds and operating equipment on hand. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Set up Office

Time Frame: 1st-2th month

The office (our director’s property) is currently set up with first needed supplies and furniture, which Mr. Sudusinghe presented for the Company at no charge. Once we expand our operations and attract additional funds we will set up the office with modern necessary equipment. Suneetha Nandana Silva Sudusinghe, our sole officer and director will handle our administrative duties. If we sell 25% of offered shares from this offering we will not rent another office for our Company during the first year. If we sell 50% of shares or more we will rent another office for our production process. We believe that it will cost between $2,400 and $6,200 to rent and set up a new office and obtain the necessary office equipment.

Develop Our Website

Time Frame: 2rd -5th months

At the point when our office is set up, we expect to start building up our site. The Company already has a webpage www.geantcorp.com filed with basic information. We do not have any composed concurrences with any web creators at the present time. We will not develop our website if we sell only 25% of shares from this offering. If we sell 50% of shares from this offering or more we will hire a web designer to help us design and develop it. We believe that it will cost between $400 and $1,500 for our webpage to be operational, depending on the amount of investments raised. We believe it will take up to 120 days to build up our site. There will be more information about our items and accessible paper plans, online orders feachers.  Overhauling and enhancing our site will proceed all through the lifetime of our operations.

Negotiate agreements with potential wholesale customers

Time Frame: 4th -12th months

On our naext step of development we will contact and begin arrangement with our potential clients. We will arrange terms and states of joint effort. Toward the starting, we plan to concentrate fundamentally on wholesale clients that make different sorts of stationery products and visitor gifts. At that point, as a last phase of business sector development, we plan to grow our objective business sector to corporate customers. Despite the fact that the transaction with potential wholesale clients will be progressing amid the life of our operations, we cannot promise that we will have the capacity to discover fruitful understandings, in which case our business might be harmed.

Commence Marketing Campaign

Time Frame: 6th -12th months

In the meantime as we begin the transaction procedure with potential clients and our site is operational, or on the phase of creating, we will start to showcase our item. We plan to utilize promoting methodologies, for example, web commercials, direct mailing and telephone calls to secure potential clients. We trust that we ought to start to get results from our promoting effort inside 120 days from its introduction. We likewise will utilize Internet advancement apparatuses on Facebook and Twitter to publicize our items and company. Depending on the amount of investments rose as a result of this offering we plan to spend from $300 to $3,000 on showcasing endeavors amid the primary year. Advertising is a progressing matter that will keep amid the life of our operations.

Regardless of the possibility that we can get an adequate number of administration understandings toward the end of the twelve-month time frame, there is no assurance that we will have the capacity to draw in and all the more essentially hold enough clients to legitimize our consumptions. On the off chance that we can not create a lot of income and to effectively secure ourselves against those dangers, then it would substantially influence our monetary condition and our business could be adversely influenced as well.

Hire Workers

Time Frame: 8th -12th months

If we sell 25% of shares in this offering we do not plan to hire any workers, Suneetha Sudusinghe, our directore and sole officer, will operate the production by himself. If we sell at least 50% of the shares in this offering, we intend to hire four assistants, if we sell at least 75% of the shares there will be seven assistants, and ten assistants, in case if we sell 100% of the shares, to help our sole officer and director Suneetha Nandana Silva Sudusinghe with the operation of Hollander beater machines. This will help Mr. Sudusinghe to focus more on distribution, marketing and to set up agreements with wholesale customers to buy our paper dung products. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations. We therefore expect to incur the following costs in the next 12 months in connection with our business operations and SEC filing requirements:

	25% of offering the ($20,000)	50% of offering the ($40,000)	75% of offering the ($60,000)	100% of offering the ($80,000)
Gross proceeds	$20,000	$40,000	$60,000	$80,000
Registration Costs	$7,000	$7,000	$7,000	$7,000
Net proceeds	$13,000	$33,000	$53,000	$73,000
The net proceeds will be used as follows
Legal and Professional fees	$7,000	$7,000	$7,000	$7,000
Hollander beater machine	-	$6,000	$10,500	$15,000
Additional equipment materials	$600	$2,300	$3,900	$5700
Operating supply	$200	$1,000	$2,500	$5,000
Raw materials	$4,800	$10,500	$18,800	$20,600
Website development	-	$400	$800	$1,500
Office set-up	-	$2,400	$3,800	$6,200
Marketing campaign	$300	$1,000	$1,500	$3,000
Hire workers	-	$2,400	$4,200	$9,000

In summary, we expect to be in full operation and selling our product within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate significant revenues and there is no guarantee that we will be able to raise funds through this offering. In this case in order to continue operations we plan to utilize funds from Mr. Sudusinghe. If we are unable to attract additional customers and cannot generate sufficient revenues to continue operations, we will obtain funds from Mr. Sudusinghe and Geant Corp.

Suneetha Nandana Silva Sudusinghe, our sole officer and director, will be devoting approximately 75% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Sudusinghe has agreed to commit more time as required. Because Mr. Sudusinghe will only be devoting limited time to our operations at the current stage of production, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted which could result in a lack of revenues.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated no revenues since inception. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Results of operations

From Inception on February 26, 2016 to May 31, 2016.

During the period we incorporated the Company, and prepared a business plan. We have generated no revenues since our inception on February 26, 2016 and incurred net losses of $433. Our total assets at May 31, 2016 were $4,947, consisting of one Hollander beater machine purchased from 3B Industrial Machines Ltd., subsidiary raw materials and additionally equipment materials purchased form the same company and a purchased website (www.geantcorp.com). We currently anticipate that fees associated with reporting obligations will increase over the next 12 months as a result of becoming a reporting company with the SEC.

Liquidity and capital resources

As of May 31, 2016, the Company had $4,947 worth of assets and our liabilities were $3,380. As of this date Suneetha Nandana Silva Sudusinghe, our sole officer and director has loaned to the Company $3,100. The current available capital reserves of the Company are not sufficient to remain operational. We require minimum funding of $20,000 from this offering to implement our business plan. Since inception, 2,000,000 shares of common stock were outstanding and owned to our sole officer and director at the price of $0.001 per share, for aggregate proceeds of $2,000.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will manage to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

As of the date of this Registration Statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Suneetha Nandana Silva Sudusinghe, has concluded a verbal agreement with the Geant Corp. in order to fund completion of the registration process and to maintain the reporting status with SEC.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt we can continue as an on-going business for the next twelve months unless we obtain additional capital. Our only sources for cash at this time are investments by others in this offering, selling our paper dung products and loans from our director. We must raise cash to implement our plan and stay in business. If 25% of shares are sold for the gross proceeds of $20,000 it will likely allow us to operate for at least one year and have the capital resources required covering the material costs with becoming a publicly reporting company.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on February 26, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. Our business office is located at Kiranthidiya road 114, Beruwala, Sri Lanka, 12070. Our telephone number is +17027510467.

In General

We were incorporated in the State of Nevada on February 26, 2016. We just recently started our operations. Our business is the production of paper made from elephant dung (poo) for making different stationery products and distribution thereof primarily in Shri Lanka. We have generated no revenues since inception and our principal business activities to date also consist of creating a business plan, purchasing a domain-name for our prospective webpage.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We need proceeds from this offering to start our 12-month plan of operation. The total estimated minimum amount of funds required to develop our business is approximately $ 20,000. We need funds for offering costs, general administrative expenses, production equipment purchase, business development, marketing costs, support materials and costs associated with being a publicly reporting company. We have generated limited revenues from operations to date.

We will disperse our items in Shri Lanka and neighboring countries. We plan to use various distribution channels for various types of customers. As a rule we arrenged for a wholesale exchange, however in future we can make some items for various traveler shops and kiosks; corporate customers and individual customers will be covered by our web page and targeted marketing exercises.

Product Overview

Geant Corp.’s business is in making unique products to be sold to both mass-market customers and individual clients in future. We want to focus on something that is socially and environmentally responsible so we are contributing to the solution and not adding to the problem. We want to work with something that had more meaning to us, something we could be passionate about, and that possibly could have an important social statement attached to it. All of our paper products are 100% recycled. They do not have any smell. They are made up of 70% fiber from elephant dung and 30% post consumer paper. All papers everywhere are made from a pulp mixture derived from fiber materials. The most common papers today come from wood fiber pulp from cut trees. Our fibers of choice, of course, are dung fibers. We use the dung fibers from elephants to make our dung paper products.

All elephants that generate the dung that we require for our process have at least two things in common:

1)       All are herbivores and have highly fibrous diets of different plants and vegetation.

2)       All possess inefficient digestive systems that do not completely digest and breakdown all the fibers that they eat. This results in a significant amount of fibers remaining intact when these animals dung. There are no toxic chemicals used in our paper making process. Natural vegetative binding agents, along with water-soluble salt dyes for coloring are used.

Our dung papers are handmade, acid free and as organic as it gets.

We are focused on the production of dung paper for mass-market customers to give them the ability of making different stationery products, souvenirs, tourist-oriented products, up-market gifts and interior design items from natural products on advanced and unique designs. It would be easier for them to buy raw materials (paper) from us to produce needed products instead of making paper. It is easier for us at the beginning to set up the production of paper instead of setting up the whole paper production and of different kinds of stationery products at the same time. In the future we have plans about production of some additional stationery items aside from paper.

Geant Corp. has the ability to product handmade dung paper for making such original items as, for example:

•         Bags

•         Frames

•         Photo Albums

•         Notebooks

•         Stationery

•         Cards

However, first, we intend to launch a mass production of inexpensive handmade dung paper for making different stationery products and various tourist souvenirs, which were made using elephant dung.

Hollander Beater for Handmade Paper

Beater Specifications
Pulp Capacity	Stainless Steel (Sh-Hydra-SS) 2.2 lbs (1 kg)	Fiberglass (Sh-Hydra) 2 lbs (9 kg)
Size Inches (L x W x H) cm (L x W x H)	28.5” x 48” x 48” 73 x 122 x 122 cm	32 x 49” x 48” 82 x 125 x 122 cm
Roll	8” x 8” (20 cm x 20 cm) 304 Stainless steel 24 -3 /16” (45 mm) replaceable blades mounted on 1”(2.54 cm) shaft Laser cut and assembled on
Motor	3/4 Hp TEFC (totally enclosed fan cooled) 110/ 220 volt 60 Hz Optional 1 hp TEFC 110/ 220 volts 60 hz
International Motors	3/4 hp TEFC 110/220 volts 50/60 hz Optional 1 hp TEFC 110/220 volts 50/60 hz
Motor Controls	Air actuated on /off switch mounted on end of arm coupled to motor rated switches in isolated electrical box.
Optional magnetic starter	Used where required by safety codes.
Lid Safety switches	Included: -machine will not operate without lid in place.
Adjusting mechanism	Single handwheel on end of arm with lock nut.
Stand	Aluminum tubing and fittings with casters.
OPTIONS
Optional Amp Meter	Shows amount of power machine is using allowing the roll to be set at the same height for each batch.
Clear Plastic Lid	Covers returns area, makes beater quieter.
Lifting Winch	A labor saving device to raise roll into cleaning position.
SHIPPING WEIGHT	Polyester resin tub- approx. 280 lbs (128 kg) Stainless steel tub-approx. 300 (136 kg)

Potential Customers

Our President and Director, Suneetha Nandana Silva Sudusinghe, will showcase our item and arrange with potential clients and wholesale purchasers. We expect to create and keep up a database of potential corporate customers who might be keen on our items. We will catch up with these customers intermittently and offer them free examples, presentations and uncommon rebates now and again.

Three fundamental classifications of our customers are:

•         Wholesale exchange; speaking to expansive organizations, which are assembling diverse stationery items. It is preference for them to purchase fit dung paper instead of making it themselves. Further more they have an opportunity to concentrate on the manufacturing process of stationery items.

•         Corporate customers, speaking to extensive, medium and little scale organizations, different affiliations and so on. This is a somewhat generous fragment of the business sector, which develops and routinely creates interest for different corporate blessings, gifts; things that advance brand mindfulness and so on.

Competition

We know that there are a number of obstacles to entering the market of dung paper items and the competition is rather high. There are several companies (PooPooPaper, Haathi Chaap and ecoMaximus) that offer comparative items and we will have to compete with them. We see the main competitive advantage of our competitors in the established customer base and marketing outlets. Howbeit, we arranged on a wholesale exchange, for the most part, so we will have capacity to offer our item for extensive organizations in huge amount. So our item is more extensive, and quality is better, ways to deal with business are more flexible.

One of our biggest competitive advantages is that our item is raw material for different companies. So we would have a major measure of delivering item at the brief timeframe.

Some of the competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: different companies may follow our business model of distributing high quality paper items made from elephant dung, which will reduce our competitive edge.

2. Price: Our competitors may be selling similar product at a lower price forcing us to lower our prices as well and possibly sell our product at loss.

3. Substitute Products: ompetitors may substitute items made from elephant dung with comparable items made from dung of some other animals.

Marketing

Our sole officer and chief, Suneetha Nandana Silva Sudusinghe, will be in charge of promoting of our company and our high quality dung paper. We intend to use such marketing strategies as web advertisements, direct mailing, and phone calls to acquire potential customers. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and meta-tags, and utilizing link and banner exchange options. We will utilize numerous Internet showcasing instruments to direct activity to our site and distinguish potential clients. As of the date of this prospectus we have already purchased a website (www.geantcorp.com) and plan to develop it. We already have some discribtion of our item, the procedure of production and incorporate some broad data and pictures of items companies can make from our paper.

Our site portrays our products, the production procedure, and incorporates some broad data and pictures of high quality dung paper. We plan to utilize Internet advancement apparatuses on Facebook and Twitter to publicize our company and make connections to our site.

We will intend to continue our marketing efforts during the life of our operations. We intend to spend from $300 to $3,000 on marketing efforts during the first year, depending on the amount of investments raised as a result of this offering. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Description of property

The Company has not signed any rental agreements. Our sole officer and director, Suneetha Nandana Silva Sudusinghe, has agreed to provide us its own premises at no charge. He will not take any fee for these premises.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Employees; Identification of Certain Significant Employees

We currently have no employees, other than our sole officer and director Suneetha Nandana Silva Sudusinghe.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Suneetha Nandana Silva Sudusinghe	47	President, Principal Executive Officer, Secretary, Treasurer,
At Galle Road 93		Principal Financial Officer, Principal Accounting Officer
Moragalla, Beruwala, 80000		And sole member of the Board of Directors.

Mr. Sudusinghe has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on February 26, 2016.  Mr. Sudusinghe owns 100% of the outstanding shares of our common stock. For the past five years he has been a business administrator and then a head administratorr at Reschen Tex LTD (textile company). Mr. Sudusinghe intends to devote close to 75% of his time to planning and organizing activities of Geant Corp.

In the past ten years, Mr. Sudusinghe has not been the subject to any of the following events:

1.       Any bankruptcy petition filed by or against any business of which Mr. Sudusinghe was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.       Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.       An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Sudusinghe’s involvement in any type of business, securities or banking activities.

4.       Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.       Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.       Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.       Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

                                 i.            Any Federal or State securities or commodities law or regulation; or

                                ii.            Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

                              iii.            Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.       Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term Of Office

The director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our Board of Directors and hold office until removed by the Board or until his resignation appoints our officer.

Director Independence

Our board of directors is currently composed of one member, Suneetha Nandana Silva Sudusinghe, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the six months ending May 31, 2016 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Suneetha
Sudusinghe	2016	0	0	0	0	0	0	0	0
President

We have no work concurrences with our sole officer and executive. We do not examine going into any occupation understandings until such time as we start gainful operations. Mr. Sudusinghe will not be repaid after the offering and preceding beneficial operations. There is no affirmation that we will ever produce extra incomes from our operations.

The pay examined in this delivers all remuneration recompensed to, earned by, or paid to our named official officers.

There are no other investment opportunity arranges, retirement, annuity, or benefit sharing arrangements for the advantage of our officers and chiefs other than as portrayed in this.

Compensation of Directors

The individual from our top managerial staff is not made up for his administrations as a chief. The board has not actualized an arrangement to honor alternatives to any executives. There are no legally binding plans with any individual from the governing body. We have no executive’s administration contracts.

DIRECTOR’S COMPENSATION TABLE

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Suneetha Sudusinghe	2016	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Suneetha Sudusinghe	2,000,000	100%	2,000,000	50%

[1] The person named above may be deemed to be a ”parent” and ”promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Sudusinghe is the only ”promoter” of our company.

Future sales by existing stockholders

A total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application; hence there is no guarantee that a market marker will file an application on our behalf. Even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 2,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized ommon stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•         Have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•         Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•         Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in their name on the record of shareholders. Except, as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Suneetha Nandana Silva Sudusinghe, our sole officer and director will offer our securities to his personal friends and family in Shri Lanka and India and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Sudusinghe will personally and individually contact each investor. Mr. Sudusinghe has no experience in selling securities to investors. Mr. Sudusinghe will not purchase securities in this offering.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders’ Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include a ny merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Reports

We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

RELATED PARTY TRANSACTIONS

On April 22, 2016, we issued a total of 2,000,000 shares of restricted common stock to Suneetha Nandana Silva Sudusinghe, our sole officer and director in consideration of $2,000. Mr. Sudusinghe is a sole promoter of our Company.

Further, Mr. Sudusinghe has advanced funds to us under a verbal agreement concluded between Mr. Sudusinghe, and us, which is filed as Exhibit 10.1. The amount of the verbal agreement is $50,000. As of May 31, 2016, Mr. Sudusinghe advanced us $3,100. The money is due on demand and Mr. Sudusinghe will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sudusinghe. Mr. Sudusinghe will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. The obligation to Mr. Sudusinghe does not bear interest.

INTEREST OF NAMED EXPERTS AND COUNSEL

George Stewart, CPA has audited our financial statements for the period from inception to May 31, 2016, included in this prospectus, George Stewart, CPA as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

Harrison Law, P.A. has given an opinion on the validityof the securities being registered, which appears as an exibit to this registration statement. We have retained the Firm solely for the purpose of providing this opinion. Ms. Harrison has no direct or indirect interest in us.

LEGAL MATTERS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

                                                                                        FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis through filing a Form 10-K; a firm of Certified Public Accountants will audit the statements.

Our financial statements from inception (February 26, 2016) to May 31, 2016 (unaudited) immediately follow:

GEANT CORP.

FINANCIAL STATEMENTS

MAY 31, 2016

GEANT CORP.

TABLE OF CONTENTS

FROM FEBRUARY 26, 2016 (INCEPTION) TO MAY 31, 2016

GEORGE STEWART, CPA

316 17TH AVENUE SOUTH

SEATTLE, WASHINGTON 98144

(206) 328-8554 FAX (206) 328-0383

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Geant Corp.

I have audited the accompanying balance sheets of Geant Corp. as of May 31, 2016, and the related statements of operations, stockholders’ deficit and cash flows for the period ended May 31, 2016.  Geant Corp.’s management is responsible for these financial statements.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geant Corp., as of May 31, 2016, and the results of its operations and its cash flows for the period ended May 31, 2016 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2-Going Concern to the financial statements, the Company has had limited operations, has no revenues, a working capital deficiency and its need for capital raise substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seattle, Washington

August 8, 2016

                                                                                                                                                                                                                               F-1

GEANT CORP.

BALANCE SHEET

AS OF MAY 31, 2016

(AUDITED)

ASSETS	May 31, 2016
Current Assets
Cash and cash equivalents Inventory	$1,065 1,962
Total Current Assets	$3,027

Fixed Assets
Equipment	1,920
Total Fixed Assets	$1,920

Total Assets	$4,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts Payable	280
Loans	3,100
Total Current Liabilities	$3,380

Total Liabilities	$3,380

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid in capital	-
Income (deficit) accumulated during the development stage	(433)
Total Stockholder’s Equity	$1,567

Total Liabilities and Stockholder’s Equity	$4,947

See accompanying notes to financial statements.

GEANT CORP.

STATEMENT OF OPERATIONS

FROM FEBRUARY 26, 2016   (INCEPTION) TO MAY 31, 2016

(AUDITED)

From February 26, 2016 (Inception) to May 31, 2016

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	433
TOTAL OPERATING EXPENSES	(433)

NET INCOME (LOSS) FROM OPERATIONS	(433)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(433)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	219,178

See accompanying notes to financial statements.

GEANT CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FROM FEBRUARY 26, 2016 (INCEPTION) TO MAY 31, 2016

(AUDITED)

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, February 26, 2016	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on April 22, 2016	2,000,000	2,000	-	-	2,000

Net income (loss) for the period ended May 31, 2016	-	-	-	(433)	(433)

Balance, May 31, 2016	2,000,000	$2,000	$-	$(433)	$1,567

See accompanying notes to financial statements.

GEANT CORP.

STATEMENT OF CASH FLOWS

FROM FEBRUARY 26, 2016   (INCEPTION) TO MAY 31, 2016

(AUDITED)

From February 26, 2016 (Inception) to May 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(433)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	33
Increase in Inventory	(1,962)
Increase in Accounts Payable	280
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,082)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(1,953)
CASH FLOWS USED IN INVESTING ACTIVITIES	(1,953)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,000
Loans	3,100
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,100

NET INCREASE IN CASH	1,065

Cash, beginning of period	-

Cash, end of period	$1,065

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

GEANT CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

MAY 31, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Geant Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on February 26, 2016 to start business operations concerned with production of paper made from elephant dung for making various stationery products and subsequent selling thereof. Our office is located at Kiranthidiya road 114, Beruwala, Sri Lanka, 12070. Our phone number is +17027510467.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from February 26, 2016 (inception) through May 31, 2016.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by Topic 915-10-20 of the FASB Accounting Standards Codification. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, but there has been no significant revenues there from.

The company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; it no longer presents or discloses inception-to-date information and other disclosure requirements of Topic 915.

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is May 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,065 of cash as of May 31, 2016.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had no prepaid expenses as of May 31, 2016.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $1,962 in inventory as of May 31, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of our equipment (beater machine, stainless steel drum, plastic barrel drums) is five years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

GEANT CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

MAY 31, 2016

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

Fair Value of Financial Instruments

ASC Topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

The Company accounts for its income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax credit, carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years, in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from February 26, 2016 (inception) to May 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from February 26, 2016 (inception) to May 31, 2016 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

GEANT CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

MAY 31, 2016

NOTE 4 – FIXED ASSETS

	Equipment	Totals
Cost
As at February 26, 2016	$-	$-
Additions	1,953	1,953
Disposals	-	-
As at May 31, 2016	$1,953	$1,953

Depreciation
As at February 26, 2016	-	-
Change for the period	(33)	(33)
As at May 31, 2016	$(33)	$(33)

Net book value	$1,920	$1,920

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company has not signed any rental agreements. Our sole officer and director, Suneetha Nandana Silva Sudusinghe, has agreed to provide us its own premises for free. He won’t take any fee for these premises.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company is utilizing and will continue utilize funds from our sole officer and director who has verbally agreed to get an interest-free loan as indicated by a verbal agreement finished up between Mr.Sudusinghe and Geant Corp. in the amount of $50,000.

During the period from February 26, 2016 (Inception) to May 31, 2016, our sole director has loaned to the Company $3,100. The related party loan to the sole shareholder and the sole member of the board and president of the company is unsecured, interest free and due on demand.

The balance due to the director, the sole shareholder and the sole member of the board and president of the company was $3,100 as of May 31, 2016.

NOTE 7 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 22, 2016, the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of May 31, 2016.

NOTE 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at May 31, 2016 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at May 31, 2016. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

GEANT CORP.

 NOTES TO THE AUDITED FINANCIAL STATEMENTS

MAY 31, 2016

NOTE 8 – INCOME TAXES (CONTUNUED)

The valuation allowance at May 31, 2016 was approximately $433. The net change in valuation allowance during the year ended May 31, 2016 was $433. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of May 31, 2016.  All tax years since inception remains open for examination by taxing authorities.

The Company has a net operating loss carryforward for tax purposes totaling approximately $433 at May 31, 2016, expiring through 2035. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

From February 26, 2016 (Inception) to May 31, 2016
Non-current deferred tax assets:
Net operating loss carryforward	$(433)
Stock based compensation	$-
Inventory obsolescence	$-
Accrued officer compensation	$-

Total deferred tax assets	$(433)
Valuation allowance	$433
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended May 31, 2016 as follows:

From February 26, 2016 (Inception) to May 31, 2016
Computed "expected" tax expense (benefit)	$(147)
Penalties and fines and meals and entertainment	$-
Accrued officer compensation	$-
Change in valuation allowance	$147
Actual tax expense (benefit)	$-

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2016 to the date these financial statements were issued, and has determined that the related party loan to Geant Corp. amounting to $6000 was made in June 2016, but it does not have any other material subsequent events to disclose in these financial statements.

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

GEANT CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2016, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$8.06
Auditors Fees and Expenses	$3,250.00
Legal Fees and Expenses	$2,000.00
Transfer Agent Fees	$1,250.00
EDGAR Agent Fees	$500.00
TOTAL	$7,008.06

(1) All amounts are estimates, other than the SEC’s registration fee.

 ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

 Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses, which such offer, or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Suneetha Nandana Silva Sudusinghe	April 22, 2016	2,000,000	$2,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion: Legality and Consent of Counsel Harrison Law, P.A.
10.1 10.2 10.3	Verbal Agreement, March 16, 2016 Goods Sales Agreement, May 30, 2016 Purchase agreement, April 18, 2016
23.1 99.1	Consent of George Stewart, CPA Subscription Agreement

ITEM 17. UNDERTAKINGS

 The undersigned Registrant hereby undertakes:

 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

 (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

 (c) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

 2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

 3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

 4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

 (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

 (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

 (d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

 In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sri Lanka, Beruwala on August 9, 2016.

GEANT CORP.

By:	/s/	Suneetha Nandana Silva Sudusinghe
	Name:	Suneetha Nandana Silva Sudusinghe
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Suneetha Nandana Silva Sudusinghe, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Amended Form S-1/A of Geant Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, the following person in the capacities and on the dates indicated has signed this Registration Statement.

Signature	Title	Date

/s/ Suneetha Nandana Silva Sudusinghe
Suneetha Nandana Silva Sudusinghe	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 9, 2016